                                                              Exhibit 11.1
Integrated Technology USA, Inc.                               ------------
Condensed Consolidated Statement of Operations

                                                                                               Weighted     Net      Net (Loss)
                                  Period             Days         Shares        Weighted       Average     (Loss)      Income
                                Outstanding       Outstanding  Outstanding       Shares        Shares      Income    Per Share
                                -----------       -----------  -----------       ------        ------      ------    ---------
Three Months Ended
September 30, 1998

Balance at 7/1/98             7/1/98-9/30/98             92      6,138,477    564,739,884     6,138,477

Exercise of Stock Options     8/31/98-9/30/98            31            924         28,644           311

                                                                 6,139,401                    6,138,788   (15,450)     $(0.00)
                                                                 ---------                    ---------

Nine Months Ended
September 30, 1998

Balance at 1/1/98             1/1/98-9/30/98            273      6,058,670  1,899,716,910     6,058,670

Exercise of Stock Options     2/5/98-9/30/98            238         33,321      7,930,398        29,049

Exercise of Bridge Warrants   3/31/98-9/30/98           184          8,334      1,533,456         5,617

Exercise of Stock Options     6/22/98-9/30/98           100         38,152      3,815,200        13,975

Exercise of Stock Options     8/31/98-9/30/98            31            924         28,644           105   $46,806      $ 0.01
                                                                 ---------                    ---------
                                                                 6,139,401                    6,107,416
                                                                 ---------
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